FOR IMMEDIATE RELEASE:                                       NEWS
December 27, 2000                                        OTC-VARL

                VARI-L COMPANY ANNOUNCES PLAN AND TIMETABLE
               FOR RELEASE OF RESTATED FINANCIAL STATEMENTS

                    Company Also Announces Intention To
            Change Fiscal Year End To June 30 From December 31

DENVER, Colorado -- Vari-L Company, Inc. (OTC-VARL), a leading provider of advanced components for the wireless telecommunications industry, today announced a plan and timetable for releasing restated financial information. The Company originally had targeted the fourth quarter of 2000 but has rescheduled the release for January.

Pete Pappas, president and CEO, said the revised release date allows for the simultaneous disclosure of financial information for several prior reporting periods, giving investors a greater amount of financial data at one time and better ensuring balance and perspective.

"We believe our shareholders need to receive restated financial information from prior periods at the same time as they receive our most recent financial statements, as opposed to receiving selected information on a piecemeal basis that could be misleading in the absence of relevant comparative or historical data," Pappas said. "We have therefore elected to move the release date into early January when KPMG LLP and Vari-L will have completed work on more of the recent financial statements and the restated financial statements."

Pappas also announced that, due to KPMG's inability to provide audit opinions for periods prior to June 30, 2000, Vari-L intends to change its fiscal year from December 31 to June 30, and that change will be made retroactive to June 30, 2000. As a result, Vari-L will file a transition report on Form 10KSB/T for the six-month period ended June 30, 2000, which will include an audited balance sheet at June 30, 2000.

Pappas said the Company intends to release the following financial information in January:

o Unaudited condensed balance sheets for December 31, 1999; June 30, 2000; and September 30, 2000
o Unaudited condensed income statements for the quarter ended September 30, 1999 and the quarter ended September 30, 2000
o Unaudited condensed income statement for the six-month period ended June 30, 2000
o    Unaudited condensed income statement for the year ended December 31,
     1999
o    Unaudited revenue for the quarter ended December 31, 2000

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Later in January or early February, Vari-L plans to file the following documents with the SEC:

o    Form 10-KSB/A for the year ended December 31, 1999
o    Form 10-QSB/A for the quarter ended March 31, 2000
o    Form 10-KSB/T for the six months ended June 30, 2000
o    Form 10-QSB for the quarter ended September 30, 2000

Through its headquarters in Denver, Vari-L designs, manufactures and markets wireless communications components that generate or process radio frequency (RF) and microwave frequency signals. Vari-L's patented products are used in commercial infrastructure equipment (including cellular/paging/PCS base stations and repeaters, fixed terminal point to point/multi-point data radios including LMDS/MMDS), consumer subscriber products (advanced cellular/PCS/satellite handsets, web-enabled smart phones, 2-way pagers, wireless PDAs, home networking), and military/aerospace platforms (satellite communications/telemetry, missile guidance, electronic warfare, electronic countermeasures, battlefield communications). Vari-L serves a diverse customer base of the world's leading technology companies, including Adaptive Broadband, Agilent Technologies, Digital Microwave, Ericsson, Glenayre Technologies (Wireless Access), Harris, Hughes, Lockheed Martin, Lucent Technologies, Microwave Data Systems, Mitsubishi, Motorola, NEC, NeoPoint, Netro, Newbridge Networks, Nokia, Northrop Grumman, Novatel Wireless, Raytheon, Samsung, and Siemens.

Some of the statements contained in this news release are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, including but not limited to the success of the products into which the Company's products are integrated, governmental action relating to wireless communications licensing and regulation, the accuracy of the Company's internal projections as to the demand for certain types of technological innovation, competitive products and pricing, the success of new product development efforts, the timely release for production and the delivery of products under existing contracts, the outcome of pending and threatened litigation and regulatory actions, the success and timeliness of the Company's efforts to restate its prior financial statements, the ability of the Company's new independent accounting firm to issue an unqualified audit report on those financial statements, future economic conditions generally, as well as other factors.

                                 CONTACTS:

Vari-L Company, Inc.              Pfeiffer Public Relations, Inc.
Pete Pappas, CEO                                     303/393-7044
303/371-1560